UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2013

MSC INDUSTRIAL DIRECT CO., INC.

(Exact Name of Registrant as Specified in Its Charter)

New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 812-2000

  Not Applicable

  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 23, 2013, MSC Industrial Direct Co., Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to report the completion of its acquisition (the “Acquisition”) of substantially all of the assets and assumption of certain liabilities of the North American distribution business (“Barnes Distribution North America”) of Barnes Group Inc. (NYSE: B) (“Barnes”), pursuant to the terms of the Asset Purchase Agreement, dated February 22, 2013, between the Company and Barnes.

On July 8, 2013, the Company filed a Current Report on Form 8-K/A to provide the financial information of Barnes Distribution North America and the unaudited pro forma financial statements relating to the Acquisition of Barnes Distribution North America, pursuant to Items 2.01 and 9.01 of Form 8-K.

This Amendment No. 2 to the Original Form 8-K is being filed to provide revised pro forma financial information to correct the pro forma adjustments for the provision for income taxes appearing in the pro forma condensed consolidated income statements based on MSC’s historical tax rate.

The audited combined financial statements of Barnes Distribution North America as of and for the year ended December 31, 2012 and the Consent of PricewaterhouseCoopers LLP are filed as Exhibits 99.1 and 23.1, respectively, to the Company’s Current Report on Form 8-K/A filed on July 8, 2013.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma condensed financial statements relating to the Acquisition of Barnes Distribution North America, as described above, are furnished as Exhibit 99.2 of this Current Report on Form 8-K/A and incorporated herein by reference.

(d) Exhibits

The following exhibit is filed with this Current Report on Form 8-K/A:

Exhibit No.	Description
99.2	Unaudited pro forma condensed consolidated financial statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC INDUSTRIAL DIRECT CO., INC.

Date:July 9, 2013	By:	/s/ Jeffrey Kaczka
Name: Jeffrey Kaczka
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.2	Unaudited pro forma condensed consolidated financial statements

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